REMARKETING AGREEMENT

      REMARKETING AGREEMENT, dated as of September 10, 2002 (the "Agreement"), by and among Public Service Enterprise Group Incorporated, a New Jersey corporation (the "Company"), PSEG Funding Trust I, a Delaware statutory trust (the "Trust"), Wachovia Bank, National Association (formerly known as First Union National Bank), a banking association organized under the laws of the United States, not individually but solely as Purchase Contract Agent (the "Purchase Contract Agent") and as attorney-in-fact of the holders of Purchase Contracts (as defined in the Purchase Contract Agreement (as defined herein)), and Merrill Lynch, Pierce, Fenner & Smith Incorporated (the "Remarketing Agent").

                                   WITNESSETH:

      WHEREAS, the Company will issue $460,000,000 aggregate Stated Amount of its Participating Units (the "Participating Units") under the Purchase Contract Agreement, dated as of September 10, 2002, by and between the Purchase Contract Agent and the Company (the "Purchase Contract Agreement"); and

      WHEREAS, the Trust will issue concurrently, as part of the Participating Units, preferred securities (the "Preferred Securities") representing undivided beneficial interests in the assets of the Trust in an aggregate liquidation amount equal to the aggregate Stated Amount of the Participating Units under the Amended and Restated Trust Agreement, dated as of September 10, 2002, by and among the Company, the Administrative Trustees, the Delaware Trustee and the Property Trustee (the "Declaration"); and

      WHEREAS, the Participating Units will initially consist of 9,200,000 units referred to as "Corporate Units," each of which will consist of a Preferred Security and a Purchase Contract;

      WHEREAS, the sole assets of the Trust, $474,226,850 aggregate principal amount of Senior Deferrable Notes due 2007 (the "Notes") of the Company, will be purchased by the Trust from the Company with the proceeds of the sale of the Preferred Securities and the proceeds of the sale to the Company of the common securities representing undivided beneficial interests in the assets of the Trust; and

      WHEREAS, the Preferred Securities (or upon a dissolution of the Trust and the distribution of the Notes as described in the Declaration, such Notes) will be pledged pursuant to the Pledge Agreement (the "Pledge Agreement"), dated as of September 10, 2002, by and among the Company, The Bank of New York, as collateral agent (the "Collateral Agent"), and the Purchase Contract Agent, to secure a Corporate Unit holder's obligations under the related Purchase Contract on the Purchase Contract Settlement Date; and

      WHEREAS, the Preferred Securities or the Notes, as the case may be, of Corporate Unit holders and of the Preferred Security holders or Note holders electing to have their Preferred Securities or Notes remarketed will be remarketed by the Remarketing Agent on the third Business Day immediately preceding the Initial Reset Date (the "Initial Remarketing Date"); and

      WHEREAS, in the event of a Failed Initial Remarketing, the Preferred Securities or the Notes, as the case may be, of the Preferred Security holders or Note holders electing to have their Preferred Securities or Notes remarketed and of the Corporate Unit holders who have elected not to settle the Purchase Contracts related to their Corporate Units by Cash Settlement will be remarketed by the Remarketing Agent on the third Business Day immediately preceding the Purchase Contract Settlement Date; and

      WHEREAS, in the event of a Successful Initial Remarketing, the applicable distribution rate on the Preferred Securities (or the interest rate on the Notes) will be reset on the Initial Remarketing Date, to the Reset Rate to be determined by the Reset Agent as the rate that such Preferred Securities (or such Notes) should bear in order for the aggregate liquidation amount of the Preferred Securities or the aggregate principal amount of the Notes to have an approximate aggregate market value of 100.25% of the sum of the Treasury Portfolio Purchase Price, the Separate Preferred Securities or Notes Purchase Price plus deferred and unpaid distributions or interest, if any, on the Preferred Securities or Notes, as the case may be, on the Initial Remarketing Date, provided that in the determination of such Reset Rate, the Company shall, if applicable, limit the Reset Rate to the maximum rate permitted by applicable law; and

      WHEREAS, in the event of a Failed Initial Remarketing, the applicable distribution rate on the Preferred Securities (or the interest rate on the Notes) that remain outstanding on and after the Initial Remarketing will be reset on the third Business Day immediately preceding the Purchase Contract Settlement Date, to the Reset Rate to be determined by the Reset Agent as the rate that such Preferred Securities (and the Notes) should bear in order to have an approximate market value of 100.25% of the aggregate liquidation amount (plus deferred and unpaid distributions, if any) of the Preferred Securities or the aggregate principal amount (plus deferred and unpaid interest, if any) of the Notes on the third Business Day immediately preceding the Purchase Contract Settlement Date, provided that in the determination of such Reset Rate, the Company shall, if applicable, limit the Reset Rate to the maximum rate permitted by applicable law; and

      WHEREAS, the Company has requested Merrill Lynch, Pierce, Fenner & Smith Incorporated ("Merrill Lynch") to act as the Reset Agent and as the Remarketing Agent, and as such to perform the services described herein; and

      WHEREAS, Merrill Lynch is willing to act as Reset Agent and Remarketing Agent and as such to perform such duties on the terms and conditions expressly set forth herein;

      NOW, THEREFORE, for and in consideration of the covenants herein made, and subject to the conditions herein set forth, the parties hereto agree as follows:

      Section 1. Definitions. Capitalized terms used and not defined in this Agreement, in the recitals hereto or in the paragraph preceding such recitals shall have the meanings assigned to them in the Purchase Contract Agreement or, if not therein defined, the Pledge Agreement.

      Section 2. Appointment and Obligations of Remarketing Agent. (a) The Company hereby appoints Merrill Lynch and Merrill Lynch hereby accepts such appointment, (i) as the Reset Agent to determine in consultation with the Company (1) the Reset Rate that, in the opinion of the Reset Agent, will, when applied to the Preferred Securities (or the Notes), enable the Preferred Securities or Notes, as the case may be, to have an approximate aggregate market value of 100.25% of the Treasury Portfolio Purchase Price, the Separate Preferred Securities or Notes Purchase Price and deferred and unpaid distributions or interest, if any, on the Preferred Securities or Notes, as the case may be, as of the Initial Remarketing Date, and
(2) in the event of a Failed Initial Remarketing, the Reset Rate that, in the opinion of the Reset Agent, will, when applied to the Preferred Securities or the Notes, enable a Preferred Security or a Note to have an approximate market value equal to the sum of 100.25% of its liquidation amount or principal amount, as the case may be, plus deferred and unpaid distributions or interest, if any, thereon as of the third Business Day preceding the Purchase Contract Settlement Date, provided, in each case, that the Company, by notice to the Reset Agent prior to the eighth Business Day preceding (x) the Initial Reset Date, in the case of the Initial Remarketing, or (y) the Purchase Contract Settlement Date, in the case of the Secondary Remarketing, shall, if applicable, limit the Reset Rate so that it does not exceed the maximum rate permitted by applicable law and
(ii) as the exclusive Remarketing Agent (subject to the right of Merrill Lynch to appoint additional remarketing agents hereunder as described below) to, in the manner provided for herein, in the Declaration with respect to the Preferred Securities and in the Indenture with respect to the Notes, (1) remarket the Preferred Securities or Notes of the Preferred Security holders or Note holders electing to have their Preferred Securities or Notes remarketed and of the Corporate Unit holders on the Initial Remarketing Date, for settlement on the Initial Reset Date and (2) in the case of a Failed Initial Remarketing, remarket the Preferred Securities or Notes of the Preferred Security holders or Note holders electing to have their Preferred Securities or Notes remarketed or of the Corporate Unit holders who have failed to notify the Purchase Contract Agent, on or prior to the fifth Business Day immediately preceding the Purchase Contract Settlement Date, of their intention to settle the related Purchase Contracts through Cash Settlement. In connection with the remarketing contemplated hereby, the Remarketing Agent will enter into a Supplemental Remarketing Agreement (the "Supplemental Remarketing Agreement") with the Company, the Trust and the Purchase Contract Agent, which shall either be (i) substantially in the form attached hereto as Exhibit A (with such changes as the Company, the Trust and the Remarketing Agent may agree upon, it being understood that changes may be necessary in the representations, warranties, covenants and other provisions of the Supplemental Remarketing Agreement due to changes in law or facts and circumstances or in the event that Merrill Lynch is not the sole remarketing agent, and with such further changes therein as the Remarketing Agent may reasonably request), or (ii) in such other form as the Remarketing Agent may reasonably request, subject to the approval of the Company and the Trust (such approval not to be unreasonably withheld). Anything herein to the contrary notwithstanding, Merrill Lynch shall not be obligated to act as Remarketing Agent or Reset Agent hereunder unless the Supplemental Remarketing Agreement is in form and substance reasonably satisfactory to Merrill Lynch. The Company agrees that Merrill Lynch shall have the right, on 15 Business Days' notice to the Company, to appoint one or more additional remarketing agents so long as any such additional remarketing agents shall be reasonably acceptable to the Company. Upon any such appointment, the parties shall enter into an appropriate amendment to this Agreement to reflect the addition of any such remarketing agent.

      (b) Pursuant to the Supplemental Remarketing Agreement, the Remarketing Agent, either as sole remarketing agent or as representative of a group of remarketing agents appointed as aforesaid, will agree, subject to the terms and conditions set forth herein and therein, to use its reasonable efforts to (i) remarket, on the Initial Remarketing Date, the Preferred Securities or Notes, as the case may be, that the Custodial Agent and the Purchase Contract Agent shall have notified the Remarketing Agent have been tendered for, or otherwise are to be included in, the Initial Remarketing, at a price per Preferred Security or Note such that the aggregate price for the Preferred Securities or Notes comprising Corporate Units is approximately equal to the sum of 100.25% of the Treasury Portfolio Purchase Price, the Separate Preferred Securities or Notes Purchase Price and deferred and unpaid distributions or interest, if any, on the Preferred Securities or Notes, as the case may be and (ii) in the event of a Failed Initial Remarketing, remarket, on the third Business Day immediately preceding the Purchase Contract Settlement Date, the Preferred Securities or Notes that the Custodial Agent and the Purchase Contract Agent shall have notified the Remarketing Agent have been tendered for, or otherwise are to be included in, the Secondary Remarketing, at a price that is approximately 100.25% of the aggregate liquidation amount of such Preferred Securities or aggregate principal amount of such Notes and deferred and unpaid distributions or interest, if any, on the Preferred Securities or Notes.

      Notwithstanding the preceding sentence, the Remarketing Agent shall not remarket the Preferred Securities or Notes for a price that is less than the sum of 100% of the Treasury Portfolio Purchase Price, the Separate Preferred Securities or Notes Purchase Price, and deferred and unpaid distributions or interest, if any, on the Preferred Securities or Notes, as the case may be (the "Minimum Initial Remarketing Price"), in the case of the Initial Remarketing, or the aggregate liquidation amount of such Preferred Securities or aggregate principal amount of such Notes and deferred and unpaid distributions or interest, if any, on the Preferred Securities or Notes, in the case of the Secondary Remarketing. After deducting the fee specified in Section 3 below, the proceeds of such Initial Remarketing or Secondary Remarketing, as the case may be, shall be paid to the Collateral Agent in accordance with Section 5.07 of the Pledge Agreement and Section 5.02 of the Purchase Contract Agreement (each of which Sections are incorporated herein by reference). The right of each holder of Preferred Securities, Notes or Corporate Units to have Preferred Securities or Notes, as the case may be, tendered for the Initial Remarketing or the Secondary Remarketing, as the case may be, shall be limited to the extent that
(i) the Remarketing Agent conducts an Initial Remarketing and, in the event of a Failed Initial Remarketing, a Secondary Remarketing pursuant to the terms of this Agreement, (ii) Preferred Securities or Notes, as the case may be, tendered have not been called for redemption, (iii) the Remarketing Agent is able to find a purchaser or purchasers for tendered Preferred Securities or Notes, as the case may be, at a price of not less than the Minimum Initial Remarketing Price, in the case of the Initial Remarketing, and the sum of 100% of the liquidation amount or principal amount thereof and deferred and unpaid distributions or interest, if any, on the Preferred Securities or Notes, in the case of the Secondary Remarketing and (iv) such purchaser or purchasers deliver the purchase price therefor to the Remarketing Agent as and when required.

      (c) It is understood and agreed that neither the Remarketing Agent nor the Reset Agent shall have any obligation whatsoever to purchase any Preferred Securities or Notes, as the case may be, whether in the Initial Remarketing, Secondary Remarketing or otherwise, and shall in no way be obligated to provide funds to make payment upon tender of Preferred Securities or Notes, as the case may be, for remarketing or to otherwise expend or risk their own funds or incur or be exposed to financial liability in the performance of their respective duties under this Agreement or the Supplemental Remarketing Agreement, and, without limitation of the foregoing, the

Remarketing Agent shall not be deemed an underwriter of the remarketed Preferred Securities or Notes, as the case may be. The Company shall not be obligated in any case to provide funds to make payment upon tender of Preferred Securities or Notes, as the case may be, for remarketing.

      Section 3. Fees. In the event of a Successful Initial Remarketing, the Remarketing Agent shall retain as a remarketing fee (the "Remarketing Fee") an amount not exceeding 25 basis points (0.25%) of the Minimum Initial Remarketing Price from any amount received in connection with such Initial Remarketing in excess of the Minimum Initial Remarketing Price. In the event of a Successful Secondary Remarketing, the Remarketing Agent shall retain as the Remarketing Fee an amount not exceeding 25 basis points (0.25%), of the principal amount of the remarketed Preferred Securities or Notes from any amount received in connection with such Secondary Remarketing in excess of the sum of the aggregate principal amount of such remarketed Preferred Securities or Notes plus deferred and unpaid distributions or interest, as the case may be. In addition, the Reset Agent shall, in either case, receive from the Company a reasonable and customary fee (the "Reset Agent Fee"); provided, however, that if the Remarketing Agent shall also act as the Reset Agent, then the Reset Agent shall not be entitled to receive any such Reset Agent Fee. Payment of such Reset Agent Fee shall be made by the Company on the Initial Remarketing Date, in the case of a Successful Initial Remarketing, or on the third Business Day immediately preceding the Purchase Contract Settlement Date, in the case of a Successful Secondary Remarketing, in immediately available funds or, upon the instructions of the Reset Agent, by certified or official bank check or checks or by wire transfer.

      Section 4. Replacement and Resignation of Remarketing Agent. (a) The Company may in its absolute discretion replace Merrill Lynch as the Remarketing Agent and as the Reset Agent hereunder by giving notice prior to 3:00 p.m., New York City time (i) on the eleventh Business Day immediately prior to the Initial Reset Date, or (ii) in the event of a Failed Initial Remarketing, prior to 3:00 p.m., New York City time on the eleventh Business Day immediately prior to the Purchase Contract Settlement Date, provided, in either case, that the Company must replace Merrill Lynch both as Remarketing Agent and as Reset Agent unless Merrill Lynch shall otherwise agree. Any such replacement shall become effective upon the Company's appointment of a successor to perform the services that would otherwise be performed hereunder by the Remarketing Agent and the Reset Agent. Upon providing such notice, the Company shall use all reasonable efforts to appoint such a successor and to enter into a remarketing agreement with such successor as soon as reasonably practicable. The Company shall notify the Purchase Contract Agent and the Collateral Agent of the appointment of any such successor in writing.

      (b) Merrill Lynch may resign at any time and be discharged from its duties and obligations hereunder as the Remarketing Agent and/or as the Reset Agent by giving notice prior to 3:00 p.m., New York City time (i) on the eleventh Business Day immediately prior to May 16, 2005, or (ii) in the event of a Failed Initial Remarketing, on the eleventh Business Day immediately prior to the Purchase Contract Settlement Date. Any such resignation shall become effective upon the Company's appointment of a successor to perform the services that would otherwise be performed hereunder by the Remarketing Agent and/or the Reset Agent. Upon receiving notice from the Remarketing Agent and/or the Reset Agent that it wishes to resign hereunder, the Company shall appoint such a successor and enter into a remarketing agreement with it as soon as reasonably practicable.

      Section 5. Dealing in the Securities. Each of the Remarketing Agent and the Reset Agent, when acting hereunder or, in the case of the Remarketing Agent, under the Supplemental Remarketing Agreement, or when acting in its individual or any other capacity, may, to the extent permitted by law, buy, sell, hold or deal in any of the Preferred Securities or Notes, as the case may be, Treasury Units, Corporate Units or any other securities of the Company. With respect to any Preferred Securities or Notes, as the case may be, Treasury Units, Corporate Units or any other securities of the Company owned by it, each of the Remarketing Agent and the Reset Agent may exercise any vote or join in any action with like effect as if it did not act in any capacity hereunder. Each of the Remarketing Agent and the Reset Agent, in its individual capacity, either as principal or agent, may also engage in or have an interest in any financial or other transaction with the Company as freely as if it did not act in any capacity hereunder. The Company may, to the extent permitted by law, purchase any Preferred Securities or Notes that are remarketed by any Remarketing Agent.

      Section 6. Registration Statement and Prospectus. (a) In connection with the Initial Remarketing, if and to the extent required in the view of counsel (which need not be an opinion) for either the Remarketing Agent, the Company or the Trust by applicable law, regulations or interpretations in effect at the time of such Initial Remarketing, each of the Company and the Trust, as applicable (i) shall use its reasonable efforts to have a registration statement relating to the Preferred Securities or Notes, as the case may be, effective under the Securities Act of 1933, as amended (the "1933 Act") prior to the third Business Day immediately preceding the Initial Reset Date, (ii) if requested by the Remarketing Agent shall furnish a current preliminary prospectus and, if applicable, a current preliminary prospectus supplement to be used by the Remarketing Agent in the Initial Remarketing not later than seven Business Days prior to the Initial Reset Date (or such earlier date as the Remarketing Agent may reasonably request) and in such quantities as the Remarketing Agent may reasonably request, and (iii) shall furnish a current final prospectus and, if applicable, a final prospectus supplement to be used by the Remarketing Agent in the Initial Remarketing not later than the third Business Day immediately preceding the Initial Reset Date in such quantities as the Remarketing Agent may reasonably request, and shall pay all expenses relating thereto.

      (b) In the event of a Failed Initial Remarketing and in connection with the Secondary Remarketing, if and to the extent required in the view of counsel (which need not be an opinion) for either the Remarketing Agent, the Company or the Trust by applicable law, regulations or interpretations in effect at the time of such Secondary Remarketing, each of the Company and the Trust, as applicable (i) shall use its reasonable efforts to have a registration statement relating to the Preferred Securities or the Notes, as the case may be, effective under the 1933 Act prior to the third Business Day immediately preceding the Purchase Contract Settlement Date, (ii) if requested by the Remarketing Agent, shall furnish a current preliminary prospectus and, if applicable, a current preliminary prospectus supplement to be used by the Remarketing Agent in the Secondary Remarketing not later than seven Business Days prior to the Purchase Contract Settlement Date (or such earlier date as the Remarketing Agent may reasonably request) and in such quantities as the Remarketing Agent may reasonably request, and (iii) shall furnish a current final prospectus and, if applicable, a final prospectus supplement to be used by the Remarketing Agent in the Secondary Remarketing not later than the third Business Day immediately preceding the Purchase Contract Settlement Date in such quantities as the Remarketing Agent may reasonably request, and shall pay all expenses relating thereto.

      (c) If, in connection with the Initial Remarketing or, in the event of a Failed Initial Remarketing, the Secondary Remarketing, it shall not be possible, in the view of counsel (which need not be an opinion) for either the Remarketing Agent, the Company or the Trust, under applicable law, regulations or interpretations in effect at the time of such Initial Remarketing or such Secondary Remarketing to either register the offer and sale by the Company or the Trust, as the case may be, of the Preferred Securities or the Notes, as the case may be, under the 1933 Act or deliver a current prospectus meeting the requirements of Section (10)(a) of the 1933 Act and the rules and regulations thereunder, as otherwise contemplated by this Section 6, the Company and the Trust, as the case may be (i) shall use reasonable efforts to take, or cause to be taken, all action and to do, or cause to be done, all things necessary, proper and advisable to permit and effectuate the offer and sale of the Preferred Securities or the Notes, as the case may be, in connection with the Initial Remarketing or the Secondary Remarketing, as the case may be, without registration under the 1933 Act pursuant to an exemption therefrom, if available, including the exemption afforded by Rule l44A under the rules and regulations promulgated under the 1933 Act by the Securities and Exchange Commission, (ii) if requested by the Remarketing Agent shall furnish a current preliminary remarketing memorandum to be used by the Remarketing Agent in the Initial Remarketing or the Secondary Remarketing, as the case may be, not later than seven Business Days prior to the Initial Reset Date, in the case of the Initial Remarketing, or the Purchase Contract Settlement Date, in the case of the Secondary Remarketing (or in either case such earlier date as the Remarketing Agent may reasonably request) and in such quantities as the Remarketing Agent may reasonably request and (iii) shall furnish a current final remarketing memorandum to be used by the Remarketing Agent in the Initial Remarketing or the Secondary Remarketing, as the case may be, not later than the third Business Day immediately preceding the Initial Reset Date, in the case of the Initial Remarketing, or the Purchase Contract Settlement Date, in the case of the Secondary Remarketing, in such quantities as the Remarketing Agent may reasonably request, and shall pay all expenses relating thereto.

      (d) The Company or the Trust, as the case may be, shall also use its reasonable effort to take all such actions as may (upon advice of counsel to the Company, the Trust or the Remarketing Agent) be necessary or desirable under state securities or blue sky laws in connection with the Initial Remarketing and the Secondary Remarketing.

      Section 7. Conditions to the Remarketing Agent's Obligations. (a) The obligations of the Remarketing Agent and the Reset Agent under this Agreement and, in the case of the Remarketing Agent, the Supplemental Remarketing Agreement shall be subject to the terms and conditions of this Agreement and the Supplemental Remarketing Agreement, including, without limitation, the following conditions: (i) the Preferred Securities or the Notes tendered for, or otherwise to be included in the Initial Remarketing or Secondary Remarketing, as the case may be, have not been called for redemption, (ii) the Remarketing Agent is able to find a purchaser or purchasers for tendered Preferred Securities or Notes (1) in the case of the Initial Remarketing, at a price not less than Minimum Initial Remarketing Price, and (2) in the case of the Secondary Remarketing, at a price per Preferred Security not less than 100% of the liquidation amount thereof plus deferred and unpaid distributions, if any thereon, or at a price per Note not less than 100% of the principal amount thereof plus deferred and unpaid interest, if any, thereon, (iii) the Purchase Contract Agent, the Collateral Agent, the Custodial Agent, the Securities Intermediary, the Company, the Trust, the Indenture Trustee and the Property Trustee shall have performed their respective obligations in connection with the Initial Remarketing and, in the event of a Failed Initial Remarketing, in connection with the Secondary Remarketing, in each case pursuant to the Purchase Contract Agreement, the Pledge Agreement, the Indenture, the Declaration, this Agreement and the Supplemental Remarketing Agreement (including, without limitation, the Quotation Agent giving the Remarketing Agent notice of the Treasury Portfolio Purchase Price and the Separate Preferred Securities or Notes Purchase Price no later than 5:00 p.m., New York City time, on the fourth Business Day prior to the Initial Reset Date, in the case of the Initial Remarketing, and the Purchase Contract Agent giving the Remarketing Agent notice of the aggregate liquidation amount or aggregate principal amount, as the case may be, of Preferred Securities or Notes to be remarketed, no later than 11:00 a.m., New York City time, on the fourth Business Day prior to the Purchase Contract Settlement Date, in the case of the Secondary Remarketing, and, in each case, the Collateral Agent and the Custodial Agent concurrently delivering the Preferred Securities or Notes, as the case may be, to be remarketed to the Remarketing Agent), (iv) no Event of Default shall have occurred and be continuing, (v) the accuracy of the representations and warranties of the Company included and incorporated by reference in this Agreement and the Supplemental Remarketing Agreement or in certificates of any officer of the Company delivered pursuant to the provisions included or incorporated by reference in this Agreement or the Supplemental Remarketing Agreement, (vi) the performance by the Company of its covenants and other obligations included and incorporated by reference in this Agreement and the Supplemental Remarketing Agreement, and (vii) the satisfaction of the other conditions set forth and incorporated by reference in this Agreement and the Supplemental Remarketing Agreement.

      (b) If at any time during the term of this Agreement, any Event of Default or event that with the passage of time or the giving of notice or both would become an Event of Default has occurred and is continuing under the Indenture, then the obligations and duties of the Remarketing Agent and the Reset Agent under this Agreement and the Supplemental Remarketing Agreement shall be suspended until such default or event has been cured. The Company will promptly give the Remarketing Agent notice of all such defaults and events of which the Company is aware.

      Section 8. Termination of Remarketing Agreement. This Agreement shall terminate as to any Remarketing Agent or Reset Agent that is replaced on the effective date of its replacement pursuant to Section 4(a) hereof or pursuant to
Section 4(b) hereof. Notwithstanding any such termination, the obligations set forth in Section 3 hereof shall survive and remain in full force and effect until all amounts payable under said Section 3 shall have been paid in full; provided, however, that if any Reset Agent resigns prior to a successful remarketing, then the obligations set forth in Section 3 hereof shall not survive the termination of this Agreement and no fee shall be payable to such Reset Agent in such capacity. In addition, each former Remarketing Agent and Reset Agent shall be entitled to the rights and benefits under Section 10 of this Agreement, notwithstanding the replacement or resignation of such Remarketing Agent or Reset Agent.

      Section 9. Remarketing Agent's Performance; Duty of Care. The duties and obligations of the Remarketing Agent and the Reset Agent shall be determined solely by the express provisions of this Agreement and, in the case of the Remarketing Agent, the Supplemental Remarketing Agreement. No implied covenants or obligations of or against the Remarketing Agent or the Reset Agent shall be read into this Agreement or the Supplemental

Remarketing Agreement. In the absence of bad faith on the part of the Remarketing Agent or the Reset Agent, as the case may be, the Remarketing Agent and the Reset Agent each may conclusively rely upon any document furnished to it which purports to conform to the requirements of this Agreement or the Supplemental Remarketing Agreement, as the case may be, as to the truth of the statements expressed therein. Each of the Remarketing Agent and the Reset Agent shall be protected in acting upon any document or communication reasonably believed by it to be signed, presented or made by the proper party or parties. Neither the Remarketing Agent nor the Reset Agent shall have any obligation to determine whether there is any limitation under applicable law on the Reset Rate on the Preferred Securities or the Notes, as the case may be, or, if there is any such limitation, the maximum permissible Reset Rate on the Preferred Securities or the Notes, as the case may be, and they shall rely solely upon written notice from the Company (which the Company agrees to provide on or prior to the eighth Business Day before the Initial Reset Date, in the case of the Initial Remarketing, and prior to the tenth Business Day before Purchase Contract Settlement Date, in the case of the Secondary Remarketing) as to whether or not there is any such limitation and, if so, the maximum permissible Reset Rate. Neither the Remarketing Agent nor the Reset Agent shall incur any liability under this Agreement or the Supplemental Remarketing Agreement to any beneficial owner or holder of Preferred Securities or Notes, or other securities, either in its individual capacity or as Remarketing Agent or Reset Agent, as the case may be, for any action or failure to act in connection with the Remarketing or otherwise in connection with the transactions contemplated by this Agreement or the Supplemental Remarketing Agreement, except to the extent that it shall have been determined by a court of competent jurisdiction by final and nonappealable judgment that such liability has resulted from the willful misconduct, bad faith or gross negligence of the Remarketing Agent or the Reset Agent or by their failure to fulfill in any material respect their express obligations hereunder or, in the case of the Remarketing Agent, under the Supplemental Remarketing Agreement. The provisions of this Section 9 shall survive any termination of this Agreement and shall also continue to apply to every Remarketing Agent and Reset Agent notwithstanding their resignation or removal.

      Section 10. Indemnification and Contribution. (a) The Company and the Trust, jointly and severally, agree to indemnify and hold harmless the Remarketing Agent, the Reset Agent and their respective directors, officers, employees, agents, affiliates and each person, if any, who controls the Remarketing Agent or the Reset Agent within the meaning of either Section 15 of the 1933 Act, or Section 20 of the Securities Exchange Act of 1934, as amended (the "1934 Act") (the Remarketing Agent, the Reset Agent and each such person or entity being an "Agent Indemnified Party"), as follows:

            (i) from and against any and all losses, claims, damages, liabilities and expenses whatsoever, joint or several, as incurred, to which such Agent Indemnified Party may become subject under any applicable federal or state law, or otherwise, and related to, arising out of, or based on (A) the failure to have an effective Registration Statement (as defined in the Supplemental Remarketing Agreement) under the 1933 Act relating to the Preferred Securities or the Notes, as the case may be, if required, or the failure to satisfy the prospectus delivery requirements of the 1933 Act because the Company or the Trust, as the case may be, failed to provide the Remarketing Agent with a Prospectus (as defined in the Supplemental Remarketing Agreement) for delivery, or (B) any untrue statement or alleged untrue statement of a material fact contained in the

      Registration Statement or any amendment thereto (including any information deemed to be a part of the Registration Statement at the time it became effective pursuant to paragraph (b) of Rule 430A under the 1933 Act, if applicable), or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading, or (C) any untrue statement or alleged untrue statement of a material fact contained in any preliminary prospectus or the Prospectus, or any amendment or supplement thereto, or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or (D) any untrue statement or alleged untrue statement of a material fact contained in any preliminary remarketing memorandum or any final remarketing memorandum, or any amendment or supplement thereto, or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light or the circumstances under which they were made, not misleading, or
      (E) any untrue statement or alleged untrue statement of a material fact contained in any other information (whether oral or written) or documents (including, without limitation, any documents incorporated or deemed to be incorporated by reference in any such information or documents) provided by the Company or the Trust, as the case may be, for use in connection with the remarketing of the Notes or the Preferred Securities, as the case may be, or any of the transactions related thereto, or (F) any breach by the Company or the Trust, as the case may be, of any of the representations, warranties or agreements included or incorporated by reference in this Agreement or the Supplemental Remarketing Agreement, or
      (G) any failure by the Company or the Trust, as the case may be, to make or consummate the remarketing of the Notes or the Preferred Securities, as the case may be, (including, without limitation, any Failed Initial Remarketing or Failed Secondary Remarketing) or the withdrawal, recession, termination, amendment or extension of the terms of such remarketing, or
      (H) any failure on the part of the Company or the Trust, as the case may be, to comply, or any breach by the Company or the Trust, as the case may be, of, any of the provisions included or incorporated by reference in this Agreement, the Supplemental Remarketing Agreement, the Purchase Contract Agreement, the Corporate Units, the Treasury Units, the Pledge Agreement, the Indenture, the Declaration, the Preferred Securities or the Notes (collectively, the "Operative Documents") or (I) the Remarketing of the Preferred Securities or the Notes, as the case may be, or any other transaction contemplated by any of the Operative Documents, or the engagement of the Remarketing Agent or the Reset Agent pursuant to, or the performance by the Remarketing Agent or the Reset Agent of the respective services contemplated by, this Agreement or the Supplemental Remarketing Agreement, whether or not the Initial Remarketing or the Secondary Remarketing or the reset of the rate on the Preferred Securities or Notes as contemplated herein actually occur;

            (ii) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever related to, arising out of or based on any matter described in
      (i) above; and

            (iii) against any and all expense whatsoever, as incurred (including the fees and disbursements of counsel chosen by Merrill Lynch), reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever related to, arising out or based on any matter described in (i) above, whether or not such Agent Indemnified Party is a party and whether or not such claim, action or proceeding is initiated or brought by or on behalf of the Company or the Trust, as the case may be, to the extent that any such expense is not paid under (i) or (ii) above;

provided, however, that the Company and the Trust shall not be liable under clause (i) (B), (i) (C), (i) (D) or (i) (E) to the extent any such loss, claim, damage, liability or expense arises out of any untrue statement or omission or alleged untrue statement or omission made in reliance upon and conformity with written information furnished to the Company and the Trust by the Remarketing Agent or the Reset Agent expressly for use in the Registration Statement (or any amendment thereto), any preliminary prospectus or the Prospectus (or any amendment or supplement thereto) or any preliminary or final remarketing memorandum (or any amendment or supplement thereto) or any other documents used in connection with remarketing of the Preferred Securities or the Notes, as the case may be; provided, further, that with respect to any untrue statement or omission of a material fact made in any preliminary prospectus, the indemnity agreement contained in this Section 10(a) shall not inure to the benefit of the Remarketing Agent to the extent that any such loss, claim, damage or liability of the Remarketing Agent occurs under the circumstance where (w) the Company or the Trust had previously furnished copies of the Prospectus to Merrill Lynch,
(x) the untrue statement or alleged untrue statement of a material fact or omission or alleged omission of a material fact contained in the preliminary prospectus was corrected in the Prospectus, and (y) there was not sent or given to such person, at or prior to the written confirmation of the sale of Preferred Securities or Notes, as the case may be, to such person, a copy of the Prospectus and the delivery thereof would have constituted a complete defense to such person's claim in respect of such untrue statement or omission or alleged untrue statement or omission; provided, further, that the Company and the Trust shall not be liable under clause (i)(G) or (i)(I) to the extent that such loss, claim, damage, liability or expense has, by final judicial determination, resulted from the willful misconduct, bad faith or gross negligence of the Remarketing Agent or the Reset Agent or by their failure to fulfill, in any material respect, their express obligations hereunder or, in the case of the Remarketing Agent, under the Supplemental Remarketing Agreement.

            Other than as set forth in Section 10(b) below, the Company and the Trust agree that no Agent Indemnified Party shall have any liability (whether direct or indirect, in contract or tort or otherwise) to the Company or the Trust or their respective security holders or creditors relating to or arising out of the engagement of the Remarketing Agent or the Reset Agent pursuant to, or the performance by the Remarketing Agent or the Reset Agent of their respective services contemplated by, this Agreement or the Supplemental Remarketing Agreement except to the extent that any loss, claim, damage, liability or expense is found in a final judgment by a court of competent jurisdiction to have resulted from the willful misconduct, gross negligence or bad faith of the Remarketing Agent or the Reset Agent, as the case may be.

            The Company and the Trust agree that, without Merrill Lynch's prior written consent, it will not settle, compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any action or claim whatsoever in respect of which indemnification or contribution could be sought under this Section 10(a) (whether or not Merrill Lynch or any other Agent Indemnified Party is an actual or potential party to such claim, action or proceeding), unless such settlement, compromise or consent (i) includes an unconditional release of each Agent Indemnified Party from all liability arising out of such litigation, investigation, proceeding, action or claim and (ii) does not include a statement as to, or an admission of, fault, culpability or a failure to act by or on behalf of an Agent Indemnified Party.

      (b) The Remarketing Agent and the Reset Agent, severally and not jointly, agree to indemnify and hold harmless the Company, its directors and its officers who sign the Registration Statement, the Trust, each of the Trustees who signed the Registration Statement and each person, if any, who controls the Company or the Trust within the meaning of either Section 15 of the 1933 Act or Section 20 of the 1934 Act (the "Company and Trust Indemnified Parties") to the same extent as the foregoing indemnity from the Company or the Trust to the Agent Indemnified Parties, but only with reference to information relating to such Remarketing Agent and Reset Agent furnished to the Company and the Trust in writing by such Remarketing Agent and Reset Agent expressly for use in the Registration Statement, any preliminary prospectus, the Prospectus or any amendments or supplements thereto or any other documents used in connection with the Remarketing of the Preferred Securities or the Notes, as the case may be.

            Each of the Remarketing Agent and the Reset Agent agrees that, without the Company's and the Trust's prior written consent, it will not settle, compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any action or claim whatsoever in respect of which indemnification or contribution could be sought under this Section 10(b) (whether or not the Company or the Trust or any other Company and Trust Indemnified Party is an actual or potential party to such claim, action or proceeding), unless such settlement, compromise or consent (i) includes an unconditional release of each Company and Trust Indemnified Party from all liability arising out of such litigation, investigation, proceeding, action or claim and (ii) does not include a statement as to, or an admission of fault, culpability or a failure to act by or on behalf of a Company and Trust Indemnified Party.

      (c) If the indemnification provided for in Section 10(a) or 10(b) hereof is for any reason unavailable to or insufficient to hold harmless any party seeking indemnification thereunder (an "Indemnified Party") in respect of any losses, liabilities, claims, damages or expenses referred to therein, then the Company and the Trust, on the one hand, and the Remarketing Agent and the Reset Agent on the other hand, shall contribute to the aggregate amount of such losses, liabilities, claims, damages and expenses incurred by such Indemnified Party, as incurred, (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Trust on the one hand and the Remarketing Agent and the Reset Agent on the other hand from the remarketing of the Preferred Securities or the Notes contemplated hereby or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company and the Trust on the one hand and of the Remarketing Agent and the Reset Agent on the other hand in connection with the statements, omissions or other matters which resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations. The relative benefits received by the Company and the Trust on the one hand and the Remarketing Agent and the Reset Agent on the other hand in connection with the remarketing of the Preferred Securities and the Notes contemplated hereby shall be deemed to be in the same respective proportions as the aggregate liquidation amount of the Preferred Securities or the aggregate principal amount of the Notes which are or are to be remarketed bears to the aggregate fees actually received by the Remarketing Agent and the Reset Agent under Section 3 hereof. The relative fault of the Company and the Trust on the one hand and the Remarketing Agent and the Reset Agent on the other hand (i) in the case of an untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact, shall be determined by reference to, among other things, whether such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or the Trust on the one hand or by the Remarketing Agent or the Reset Agent on the other hand and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission and (ii) in the case of any other action or omission shall be determined by reference to, among other things, whether such action or omission was taken or omitted to be taken by the Company or the Trust on the one hand, or by the Remarketing Agent or the Reset Agent, on the other hand, and the parties' relative intent, knowledge, access to information and opportunity to prevent or correct such action or omission. The Company, the Trust, the Remarketing Agent and the Reset Agent agree that it would not be just and equitable if contribution pursuant to this Section 10(c) were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 10(c). The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an Indemnified Party and referred to above in this Section 10(c) shall be deemed to include any legal or other expenses incurred by such Indemnified Party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or any such omission or alleged omission or any other such action or omission; provided, however, that to the extent permitted by applicable law, in no event shall the Remarketing Agent or the Reset Agent be required to contribute any amount which, in the aggregate, exceeds the aggregate fees received by them under Section 3 of this Agreement. No investigation or failure to investigate by any Indemnified Party shall impair the foregoing indemnification and contribution agreement or any rights an Indemnified Party may have. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

      (d) Promptly after receipt by any Indemnified Party of written notice of any claim or commencement of an action or proceeding with respect to which indemnification may be sought hereunder, such party will notify the party from whom indemnification is sought (the "Indemnifying Party") in writing of such claim or of the commencement of such action or proceeding, but failure to so notify the Indemnifying Party will not relieve the Indemnifying Party from any liability which it may have to such party seeking indemnification under this indemnification and contribution agreement, and in any event will not relieve the Indemnifying Party from any other liability that it may have to such party. The Indemnified Party (or Merrill Lynch in the case of any Agent Indemnified Party) shall have the right to select counsel in connection with any transaction for which any Indemnified Party may be entitled to indemnification or contribution hereunder, provided that in no event shall the Indemnifying Parties be liable for fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel, for all Indemnified Parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances.

      (e) Anything herein or in the Supplemental Remarketing Agreement to the contrary notwithstanding, the provisions of this Section 10, and the rights of the Company, the Trust, the Remarketing Agent, the Reset Agent and the other Indemnified Parties hereunder, shall be in addition to, and not in limitation of, any rights or benefits (including, without limitation, rights to indemnification or contribution) which the Company, the Trust, the Remarketing Agent, the Reset Agent or any other Indemnified Party may have under any other instrument or agreement.

      Section 11. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York without regard to principles of conflicts of laws that would require the application of the law of any other jurisdiction.

      Section 12. Term of Agreement. (a) Unless otherwise terminated in accordance with the provisions hereof and except as otherwise provided herein, this Agreement shall remain in full force and effect from the date hereof until the first day thereafter on which no Preferred Securities or Notes are outstanding, or, if earlier, the Business Day immediately following the Initial Reset Date, in the case of a Successful Initial Remarketing, or the Business Day immediately following the Purchase Contract Settlement Date, in the case of a Successful Secondary Remarketing. Anything herein to the contrary notwithstanding, the provisions of Section 8 hereof and the provisions of Sections 3, 9, 10 and 12(b) hereof shall survive any termination of this Agreement and remain in full force and effect; provided, however, that if any Reset Agent resigns prior to a successful remarketing, then the obligations set forth in Section 3 hereof shall not survive the termination of this Agreement and no fee shall be payable to such Reset Agent in such capacity.

      (b) All representations and warranties included or incorporated by reference in this Agreement, or the Supplemental Remarketing Agreement, or contained in certificates of officers of the Company submitted pursuant hereto or thereto, shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of the Remarketing Agent, the Reset Agent or any of their controlling persons, or by or on behalf of the Company or the Purchase Contract Agent, and shall survive the remarketing of the Preferred Securities or the Notes.

      Section 13. Successors and Assigns. Except in the case of a succession pursuant to the terms of the Purchase Contract Agreement, the rights and obligations of the Company and the Purchase Contract Agent (both in its capacity as Purchase Contract Agent and as attorney-in-fact) hereunder may not be assigned or delegated to any other person without the prior written consent of the Remarketing Agent and the Reset Agent, which consent shall not be unreasonably withheld and, except with respect to the Purchase Contract Agent, in connection with the appointment of a successor thereof pursuant to the Purchase Contract Agreement. The rights and obligations of the Remarketing Agent and the Reset Agent hereunder may not be assigned or delegated to any other person without the prior written consent of the Company or the Trust, except that the Remarketing Agent shall have the right to appoint additional remarketing agents as provided herein. This Agreement shall inure to the benefit of and be binding upon the Company, the Purchase Contract Agent, the Remarketing Agent and the Reset Agent and their respective successors and assigns and the other Indemnified Parties (as defined in Section 10 hereof) and the successors, assigns, heirs and legal representatives of the Indemnified Parties. The terms "successors" and "assigns" shall not include any purchaser of Preferred Securities or Preferred Securities merely because of such purchase.

      Section 14. Headings. Section headings have been inserted in this Agreement and the Supplemental Remarketing Agreement as a matter of convenience of reference only, and it is agreed that such section headings are not a part of this Agreement or the Supplemental Remarketing Agreement and will not be used in the interpretation of any provision of this Agreement or the Supplemental Remarketing Agreement.

      Section 15. Severability. If any provision of this Agreement or the Supplemental Remarketing Agreement shall be held or deemed to be or shall, in fact, be invalid, inoperative or unenforceable as applied in any particular case in any or all jurisdictions because it conflicts with any provisions of any constitution, statute, rule or public policy or for any other reason, then, to the extent permitted by law, such circumstances shall not have the effect of rendering the provision in question invalid, inoperative or unenforceable in any other case, circumstances or jurisdiction, or of rendering any other provision or provisions of this Agreement or the Supplemental Remarketing Agreement, as the case may be, invalid, inoperative or unenforceable to any extent whatsoever.

      Section 16. Counterparts. This Agreement and the Supplemental Remarketing Agreement may be executed in counterparts, each of which shall be regarded as an original and all of which shall constitute one and the same document.

      Section 17. Amendments. This Agreement and the Supplemental Remarketing Agreement may be amended by any instrument in writing signed by the parties hereto. The Company, the Trust and the Purchase Contract Agent (except with respect to the Indenture and the Preferred Securities, to which it is not a party) agree that they will not enter into, cause or permit any amendment or modification of the Purchase Contract Agreement, the Indenture, the Declaration, the Pledge Agreement, the Preferred Securities, the Notes, the Participating Units or any other instruments or agreements relating to the Preferred Securities or Notes or the Participating Units which would adversely affect the rights, duties or obligations of the Remarketing Agent or the Reset Agent without the prior written consent of the Remarketing Agent or the Reset Agent, as the case may be.

      Section 18. Notices. Unless otherwise specified, any notices, requests, consents or other communications given or made hereunder or pursuant hereto shall be made in writing or transmitted by any standard form of telecommunication, including telephone or telecopy, and confirmed in writing. All written notices and confirmations of notices by telecommunication shall be deemed to have been validly given or made when delivered or mailed, registered or certified mail, return receipt requested and postage prepaid. All such notices, requests, consents or other communications shall be addressed as follows: if to the Company, to Public Service Enterprise Group Incorporated, 80 Park Plaza, P.O. Box 1171, Newark, New Jersey 07101 Attention: Treasurer, with a copy to Ballard Spahr Andrews & Ingersoll, LLP, 1735 Market

Street, Philadelphia, PA 19103-7599 Attention: Robert C. Gerlach; if to the Remarketing Agent or Reset Agent, to Merrill Lynch, Pierce, Fenner & Smith Incorporated, at 4 World Financial Center, New York, New York 10080, Attention:
John Lynch, with a copy to Sidley Austin Brown & Wood LLP, 787 Seventh Avenue, New York, NY 10019 Attention: Howard G. Godwin, Jr.; and if to the Purchase Contract Agent, to Wachovia Bank, National Association, 21 South Street, Morristown, New Jersey 07960, Attention: Corporate Trust Administration, or to such other address as any of the above shall specify to the other in writing.

      Section 19. Information. The Company and Trust agree to furnish the Remarketing Agent and the Reset Agent with such information and documents as the Remarketing Agent or the Reset Agent may reasonably request in connection with the transactions contemplated by this Remarketing Agreement and the Supplemental Remarketing Agreement, and make reasonably available to the Remarketing Agent, the Reset Agent and any accountant, attorney or other advisor retained by the Remarketing Agent or the Reset Agent such information that parties would customarily require in connection with a due diligence investigation conducted in accordance with applicable securities laws and cause the Company's officers, directors, employees and accountants to participate in all such discussions and to supply all such information reasonably requested by any such person in connection with such investigation.

         IN WITNESS WHEREOF, each of the Company, the Trust, the Purchase Contract Agent and the Remarketing Agent has caused this Agreement to be executed in its name and on its behalf by one of its duly authorized signatories as of the date first above written.

                                    PUBLIC SERVICE ENTERPRISE GROUP INCORPORATED

                                    By:
                                       -----------------------------------------
                                       Name:
                                       Title:

                                    PSEG FUNDING TRUST I

                                    By:
                                       -----------------------------------------
                                       Name:
                                       Title:

CONFIRMED AND ACCEPTED:
MERRILL LYNCH, PIERCE, FENNER & SMITH
            INCORPORATED

By:
   ---------------------------------
   Name:
   Title:

WACHOVIA BANK,
not individually but solely as
Purchase Contract Agent and
as attorney-in-fact for the
holders of the Purchase Contracts

By:
   ---------------------------------
   Name:
   Title:

                                                                    Exhibit A to
                                                           Remarketing Agreement

                   Form of Supplemental Remarketing Agreement

      Supplemental Remarketing Agreement dated ______________, ____ among Public Service Enterprise Group Incorporated, a New Jersey corporation (the "Company"), PSEG Funding Trust I, a Delaware statutory trust (the "Trust"), Merrill Lynch, Pierce, Fenner & Smith Incorporated (the "Remarketing Agent"), and Wachovia Bank, a banking association organized under the laws of the United States, as Purchase Contract Agent and attorney-in-fact for the Holders of the Purchase Contracts (as such terms are defined in the Purchase Contract Agreement referred to in Schedule I hereto).

      NOW, THEREFORE, for and in consideration of the covenants herein made, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

      B. 1. Definitions. Capitalized terms used and not defined in this Agreement shall have the meanings assigned to them in the Remarketing Agreement dated as of September 10, 2002 (the "Remarketing Agreement") among the Company, the Trust, the Purchase Contract Agent and Merrill Lynch, Pierce, Fenner & Smith Incorporated or, if not defined in the Remarketing Agreement, the meanings assigned to them in the Purchase Contract Agreement (as defined in Schedule I hereto).

      2. Registration Statement and Prospectus. [IN THE EVENT THAT A REGISTRATION STATEMENT IS REQUIRED, INSERT THE FOLLOWING: The Company and the Trust have filed with the Securities and Exchange Commission, and there has become effective, a registration statement on Form S-3, including a prospectus, relating to the Securities (as such term is defined on Schedule I hereto). Such Registration Statement, as amended, and including the information deemed to be a part thereof pursuant to Rule 430A under the Securities Act of 1933, as amended (the "1933 Act"), and the documents incorporated or deemed to be incorporated by reference therein, are hereinafter called, collectively, the "Registration Statement"; (the related preliminary prospectus dated ____________, including the documents incorporated or deemed to be incorporated by reference therein, [and preliminary prospectus supplemented dated __________] are hereinafter called, [collectively] the "preliminary prospectus";] and the related prospectus dated _____________, including the documents incorporated or deemed to be incorporated by reference therein, [and prospectus supplement dated _________] are hereinafter called, [collectively,] the "Prospectus." The Company and the Trust, as the case may be, have provided copies of the Registration Statement [, the preliminary prospectus] and the Prospectus to the Remarketing Agent, and hereby consents to the use of the [preliminary prospectus] and the Prospectus in connection with the remarketing of the Securities.] [IN THE EVENT THAT A REGISTRATION STATEMENT IS NOT POSSIBLE OR NOT REQUIRED, INSERT THE FOLLOWING:
The Company and the Trust have provided to the Remarketing Agent, for use in connection with remarketing of the Securities (as such term is defined on Schedule I hereto), a [preliminary remarketing memorandum and] remarketing memorandum and [describe other materials, if any]. Such remarketing memorandum

(including the documents incorporated or deemed to be incorporated by reference therein, [and] [describe other materials] are hereinafter called, collectively, the "Prospectus," [and such preliminary marketing memorandum (including the documents incorporated or deemed to be incorporated by reference therein) is hereinafter called a "preliminary prospectus")]. The Company and the Trust each hereby consent to the use of the Prospectus [and the preliminary prospectus] in connection with the remarketing of the Securities]. All references in this Agreement to amendments or supplements to the [Registration Statement] [the preliminary prospectus] or the Prospectus shall be deemed to mean and include the filing of any document under the Securities Exchange Act of 1934, as amended (the "1934 Act"), which is incorporated or deemed to be incorporated by reference in the [Registration Statement] [the preliminary prospectus] or the Prospectus, as the case may be.

      3. Provisions Incorporated by Reference.

      (a) Subject to Section 3(b), the provisions of the Underwriting Agreement (other than Section 2, Section 4, Section 6, Section 7, Section 8, Section 9 and
Section 10 thereof) are incorporated herein by reference, mutatis mutandis, and the Company and the Trust, as the case may be, hereby make the representations and warranties, and agrees to comply with the covenants and obligations, set forth in the provisions of the Underwriting Agreement incorporated by reference herein, as modified by the provisions of Section 3(b) hereof.

      (b) With respect to the provisions of the Underwriting Agreement incorporated herein, for the purposes hereof, (i) all references therein to the "Underwriter" or "Underwriters" shall be deemed to refer to the Remarketing Agent and all references to the "Representative" or the "Representatives" shall be deemed to refer to the Remarketing Agent; (ii) all references therein to the "Securities" or "Initial Securities" shall be deemed to refer to the Securities as defined herein; (iii) all references therein to the "Closing Time" shall be deemed to refer to the Remarketing Closing Date specified in Schedule I hereto;
(iv) all references therein to the ["Registration Statement"] [the "preliminary prospectus"] or the "Prospectus" shall be deemed to refer to the [Registration Statement] [the preliminary prospectus] and the Prospectus, respectively, as defined herein; (v) all references therein to this "Agreement," the "Underwriting Agreement," "hereof," "herein" and all references of similar import, shall be deemed to mean and refer to this Supplemental Remarketing Agreement; (vi) all references therein to "the date hereof," "the date of this Agreement" and all similar references shall be deemed to refer to the date of this Supplemental Remarketing Agreement; (vii) all references therein to any "Date of Delivery" shall be disregarded; and (viii) [other changes, including changes relating to the offer and sale of the Securities in connection with the Remarketing without registration under the 1933 Act in reliance upon an exemption therefrom (including the exemption afforded by Rule 144A)].]

      4. Remarketing. Subject to the terms and conditions and in reliance upon the representations and warranties herein set forth or incorporated by reference herein and in the Remarketing Agreement, the Remarketing Agent agrees to use its reasonable efforts to remarket, in the manner set forth in Section 2(b) of the Remarketing Agreement, the aggregate liquidation amount or aggregate principal amount, as the case may be, of Securities set forth in Schedule I hereto at a purchase price not less than 100% of the [Minimum Initial Remarketing Price] [aggregate liquidation amount of the Preferred Securities or the principal amount of the Notes plus deferred and unpaid distributions or interest, if any, on the Securities]. In connection therewith, the registered holder or holders thereof agree, in the manner specified in Section 5 hereof, to pay to the Remarketing Agent a Remarketing Fee equal to an amount not exceeding 25 basis points (0.25%) of [the Minimum Initial Remarketing Price] [such aggregate liquidation amount or aggregate principal amount of the Securities plus deferred and unpaid distributions or interest, if any, thereon, as the case may be,] payable by deduction from any amount received in connection from such [Initial] [Secondary] Remarketing in excess of the [Minimum Initial Remarketing Price] [aggregate liquidation amount or aggregate principal amount of the Securities plus deferred and unpaid distributions or interest, if any, thereon, as the case may be]. The right of each holder of Securities to have Securities tendered for purchase shall be limited to the extent set forth in the last sentence of Section 2(b) of the Remarketing Agreement (which is incorporated by reference herein). As more fully provided in Section 2 (c) of the Remarketing Agreement (which is incorporated by reference herein), the Remarketing Agent is not obligated to purchase any Securities in the remarketing or otherwise, and neither the Company nor the Remarketing Agent shall be obligated in any case to provide funds to make payment upon tender of Securities for remarketing.

      5. Delivery and Payment. Delivery of payment for the remarketed Securities by the purchasers thereof identified by the Remarketing Agent and payment of the Remarketing Fee shall be made on the Remarketing Closing Date at the location and time specified in Schedule I hereto (or such later date not later than five Business Days after such date as the Remarketing Agent shall designate), which date and time may be postponed by agreement between the Remarketing Agent, the Trust and the Company. Delivery of the remarketed Securities and payment of the Remarketing Fee shall be made to the Remarketing Agent against payment by the respective purchasers of the remarketed Securities of the consideration therefor as specified herein, which consideration shall be paid to the Collateral Agent for the account of the persons entitled thereto by certified or official bank check or checks drawn on or by a New York Clearing House bank and payable in immediately available funds or in immediately available funds by wire transfer to an account or accounts designated by the Collateral Agent.

      If the Securities are not represented by a Global Security held by or on behalf of The Depository Trust Company, certificates for the Securities shall be registered in such names and denominations as the Remarketing Agent may request not less than one full Business Day in advance of the Remarketing Closing Date, and the Company, the Trust, the Collateral Agent and the registered holder or holders thereof agree to have such certificates available for inspection, packaging and checking by the Remarketing Agent in New York, New York not later than 1:00 p.m. on the Business Day prior to the Remarketing Closing Date.

      6. Notices. Unless otherwise specified, any notices, requests, consents or other communications given or made hereunder or pursuant hereto shall be made in writing or transmitted by any standard form of telecommunication, including telephone or telecopy, and confirmed in writing. All written notices and confirmations of notices by telecommunication shall be deemed to have been validly given or made when delivered or mailed, registered or certified mail, return receipt requested and postage prepaid. All such notices, requests, consents or other communications shall be addressed as follows: if to the Company, to Public Service Enterprise Group Incorporated, 80 Park Plaza, P.O. Box 1171, Newark, New Jersey 07101 Attention: Treasurer, with a copy to Ballard Spahr Andrews & Ingersoll, LLP, 1735 Market

Street, Philadelphia, PA 19103-7599 Attention: Robert C. Gerlach; if to the Trust, to PSEG Funding Trust I, 80 Park Plaza, P.O. Box 1171, Newark, New Jersey 07101, Attention: Treasurer; if to the Remarketing Agent or Reset Agent, to Merrill Lynch, Pierce, Fenner & Smith Incorporated, at 4 World Financial Center, New York, New York 10080, Attention: John Lynch, with a copy to Sidley Austin Brown & Wood LLP, 787 Seventh Avenue, New York, New York 10019 Attention: Howard
G. Godwin, Jr.; and if to the Purchase Contract Agent, to Wachovia Bank, National Association, at 21 South Street, Morristown, New Jersey 07960,
Attention: Corporate Trust Administration, or to such other address as any of the above shall specify to the other in writing.

      7. Conditions to Obligations of Remarketing Agent. Anything herein to the contrary notwithstanding, the parties hereto agree (and the holders and beneficial owners of the Securities will be deemed to agree) that the obligations of the Remarketing Agent under this Agreement and the Remarketing Agreement are subject to the satisfaction of the conditions set forth in Section 7 of the Remarketing Agreement (which are incorporated herein by reference), and to the satisfaction, on the Remarketing Closing Date, of the conditions incorporated by reference herein from Section 5 of the Underwriting Agreement as modified by Section 3(b) hereof (including, without limitation, the delivery of opinions of counsel, officers' certificates and accountants' comfort letters in form and substance satisfactory to the Remarketing Agent, the accuracy as of the Remarketing Closing Date of the representations and warranties of the Company and the Trust included and incorporated by reference herein and the performance by the Company and the Trust of their obligations under the Remarketing Agreement and this Agreement as and when required hereby and thereby). In addition, anything herein or in the Remarketing Agreement to the contrary notwithstanding, the Remarketing Agreement and this Agreement may be terminated by the Remarketing Agent, by notice to the Company and the Trust at any time prior to the time of settlement on the Remarketing Closing Date, if any of the events or conditions set forth in Section 9 of the Underwriting Agreement, as modified by Section 3(b) hereof, shall have occurred or shall exist.

      8. Indemnity and Contribution. Anything herein to the contrary notwithstanding, the Remarketing Agent shall be entitled to indemnity and contribution on the terms and conditions set forth in the Remarketing Agreement.

      If the foregoing is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicate hereof, whereupon this letter and your acceptance shall represent a binding agreement among the Company, the Trust and the Remarketing Agent.

                                    Very truly yours,

                                    PUBLIC SERVICE ENTERPRISE GROUP INCORPORATED

                                    By:
                                       -----------------------------------------
                                    Name:
                                    Title:

                                    PSEG FUNDING TRUST I

                                    By:
                                       -----------------------------------------
                                    Name:
                                    Title:

CONFIRMED AND ACCEPTED:
MERRILL LYNCH, PIERCE, FENNER & SMITH
            INCORPORATED

By:
   -----------------------------------
   Name:
   Title:

[Add other Remarketing Agents, if any]

WACHOVIA BANK, NATIONAL ASSOCIATION
not individually but solely as Purchase
Contract Agent and as attorney-in-fact
for the holders of the Purchase Contracts

By:
   -----------------------------------
   Name:
   Title:

                                   SCHEDULE I

      Securities subject to remarketing: ($460,000,000 aggregate liquidation amount of 6.25% Preferred Securities of PSEG Funding Trust I) ($460,000,000 aggregate principal amount of 6.25% Senior Deferrable Notes of Public Service Enterprise Group Incorporated).

      Purchase Contract Agreement, dated as of September 10, 2002 (the "Purchase Contract Agreement") by and between Public Service Enterprise Group Incorporated, a Delaware corporation, and Wachovia Bank, National Association, a banking association organized under the laws of the United States.

      [Minimum Initial Remarketing Price]
      [Aggregate Liquidation Amount or Aggregate Principal Amount of Securities:
      $_________________]

      Remarketing Closing Date, Time and Location:


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